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                                                                    Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements of Delmarva Power & Light Company on Form S-3 (File Nos. 33-39756 and 33-63582) and on Form S-8 (File No. 33-33810) of our reports, which include an explanatory paragraph regarding the Company's changes in its methods of accounting for unbilled revenues, income taxes, and postretirement benefits other than pensions, dated February 4, 1994, on our audits of the consolidated financial statements and financial statement schedules of Delmarva Power & Light Company and its subsidiary companies, as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.



                                         Coopers & Lybrand

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 22, 1994